June 3, 2019

TO:
All Stockholders
(Addressed Individually)

SUBJECT:
Report from the President

At the FHLBNY

Jersey City Welcomes FHLBNY Board

Our May 2019 Board meeting marked a milestone for our cooperative – it was not only the first time our Board gathered in our new office space at 70 Hudson Street in Jersey City, but also the first time in more than 20 years that a regular meeting of our Board was held in New Jersey. This meeting served as an example of how our new Jersey City location has not only strengthened our presence in New Jersey, but also fostered increased connectivity and collaboration across every level of our cooperative. More than one-third of our team now works out of Jersey City – including members of our senior leadership. Our Jersey City office serves as the hub from which we are developing and executing new strategies for our technology, building the foundational capabilities that will heighten our ability to meet our members’ needs. This month, our space at 70 Hudson Street will welcome the Federal Home Loan Bank System’s Office of Minority and Women Inclusion Council meetings, proudly serving as hosts as our System continues its focus on diversity. And we would also be proud to host our members in our new space: our 70 Hudson Street location – as well as our headquarters at 101 Park Avenue in Manhattan – are available to our members to host senior management and board meetings, or for member training sessions. If you are interested in holding such an event at one of our locations, please contact your Relationship Manager for more information, or contact the FHLBNY at (212) 441-6700. We are very proud of our new office space and the work that is being done in it, and we are excited to share it with our entire cooperative.

2019 FHLBNY Director Election Update

The Board is a vital part of our cooperative, guiding our decision-making and working with management on everything from our quarterly dividend to our annual Business Plan to the creation of our three-year Strategic Plan. This is why we ask our members to take an active role in the annual election process. This year, we are making the entire election process, from submitting nominations to casting ballots, easier by switching to an electronic election format. For this effort, we have partnered with Survey & Ballot Systems (“SBS”), a firm that administers elections for a number of Federal Home Loan Banks. Later this month, SBS will send the first communication related to the 2019 Director Election process – the call for nominations. To ensure that you are able to receive this email, please add the following email address to your system as an approved sender: noreply@directvote.net. As we draw closer to the end of the month and the start of our first electronic election effort, we will provide additional information. It is our belief that moving to an electronic election will make it easier for our members to participate in a process that is vital to our cooperative.

Sincerely,

José R. González
President and Chief Executive Officer

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This report may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “projected,” “expects,” “may,” or their negatives or other variations of these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.